UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2021

MOTIVE CAPITAL CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39794	98-1561111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., FL 47 New York, NY (Address of principal executive offices)	10007 (Zip Code)

(212) 651-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	MOTV.U	The New York Stock Exchange

Class A Ordinary Shares included as part of units	MOTV	The New York Stock Exchange

Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	MOTV WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require them to be classified as liabilities on the SPAC’s balance sheet as opposed to equity.

Since issuance on December 15, 2020, the warrants (the “Warrants”) of Motive Capital Corp (the “Company”) were reflected as a component of equity as opposed to liabilities on the balance sheets and the statements of operations did not include the subsequent non-cash changes in estimated fair value of the Warrants, based on the Company’s application of Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 815-40, Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC 815-40”). The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the warrant agreement. The Company reassessed its accounting for its Warrants and the Forward Purchase Agreement, in light of the SEC Staff Statement. Based on this reassessment, the Company determined that the Warrants and the Forward Purchase Agreement should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in its statement of operations each reporting period.

As a result of the foregoing, on June 2, 2021, the Audit Committee of the Company, in consultation with its management, concluded that its previously issued financial statements for the period from September 28, 2020 (inception) through December 31, 2020 (the “Affected Period”), as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 23, 2021, should be restated because of the reclassification of the Warrants and the Forward Purchase Agreement, as described above, and should no longer be relied upon. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications of the Company describing the Company's financial results for the Affected Period should no longer be relied upon.

As a result, the Company today is announcing that it will restate its historical financial results for the Affected Period to reflect the change in accounting treatment (the “Restatement”). The Company is filing an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 to reflect the Restatement contemporaneously with the filing of this Form 8-K.

The Company’s prior accounting for the Warrants and the Forward Purchase Agreement as components of equity instead of as liabilities did not have any impact on the Company’s liquidity, cash flows, revenues or costs of operating our business, in the Affected Period. The change in accounting for the Warrants and the Forward Purchase Agreement does not impact the amounts previously reported for the Company’s cash and cash equivalents, investments held in the trust account, operating expenses or total cash flows from operations for any of these periods.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Form 8-K with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s intent to restate certain historical financial statements and the timing and impact of the restatement. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2021	MOTIVE CAPITAL CORP

	By:	/s/ Blythe Masters
	Name:	Blythe Masters
	Title:	Chief Executive Officer